                                                                    EXHIBIT 4.1



            SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

         This SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 21, 1997 by and between INTERNEXT Compression, Inc., a California corporation (the "Company"), and NUKO Information Systems, Inc., a Delaware corporation (the "Investor").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company's Series B Preferred Stock and a Warrant to purchase additional shares of the Company's Series B Preferred Stock on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. AGREEMENT TO PURCHASE AND SELL STOCK. The Company agrees to sell to the Investor at the Closing, and the Investor agrees to purchase from the Company at the Closing, (i) 1,600,000 shares of Series B Stock ("Purchased Shares") at a price of $0.625 per share payable by the Investor issuing to the Company the number of shares of the Investor Common Stock specified in Section 2 below and (ii) a warrant to purchase 1,600,000 shares of Series B Stock of the Company (the "Warrant Shares") in substantially the form of Exhibit A attached hereto (the "Warrant"). The shares of Company Common Stock issuable upon the conversion of the Purchased Shares and the Warrant Shares will be collectively hereinafter referred to as the "Conversion Shares."

         2. CLOSING. The purchase and sale of the Purchased Shares and the Warrant will take place at the offices of Fenwick & West, Two Palo Alto Square, Suite 800, Palo Alto, California, at 10:00 a.m. Pacific Time, on April 21, 1997, or at such other time and place on which the Company and the Investor mutually agree (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to the Investor a certificate representing the Purchased Shares and the NUKO Warrant, against delivery to the Company by the Investor of (i) a certificate representing that number of shares of the Investor Common Stock determined by dividing $1,000,000 by the average closing price of the Investor Common Stock as reported in the Wall Street Journal over the fifteen (15) trading day period ending on and including the second business day prior to the Closing (the "Investor Stock").

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that the statements in the following paragraphs of this Section 3 are true and correct:



                 3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to enter into and perform this Agreement and



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

to carry out the transactions contemplated by this Agreement. The Company has furnished to counsel to the Investor true and complete copies of its Restated Articles of Incorporation (the "Restated Articles") and Bylaws, each as amended to date and presently in effect. The Board of Directors of the Company consists of four or fewer members as of the date hereof and shall consist of five or fewer members upon the appointment of Bob Kondamoori to the Board pursuant to the Voting Agreement attached hereto as Exhibit C.

                 3.2 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

                 3.3 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the issuance and delivery of the Purchased Shares, the Warrant, the Warrant Shares and the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
                 3.4      Valid Issuance of Stock.
                          (a)     The Purchased Shares and Warrant Shares have
been reserved for issuance and, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein or upon exercise of the Warrant in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable.
                          (b)     Based in part on the representations made by
the Investor in Section 5 hereof, the Purchased Shares, the Warrant Shares, when issued in accordance with the terms of the Warrant, and (assuming no change in applicable law and no unlawful distribution of Purchased Shares by the Investor or other parties) the Conversion Shares, when issued in accordance with the terms of the Restated Articles, will be issued in full compliance with the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act") and the registration and qualification requirements of the securities laws of the State of California (provided that, with respect to the Conversion Shares, no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon the conversion of the Purchased Shares or Warrant Shares and no additional consideration is paid for the Conversion Shares other than surrender of the applicable Purchased Shares or Warrant Shares upon conversion thereof in accordance with the Restated Articles).





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                 3.5      Capitalization.  Immediately prior to the Closing the
capitalization of the Company will consist of the following:

                          (a)     Preferred Stock.  A total of 5,000,000
authorized shares of preferred stock, no par value per share (the "Preferred Stock"), consisting of 1,600,000 shares designated as Series A Preferred Stock, all of which will be issued and outstanding on the date of the Closing, and 3,200,000 shares designated as Series B Stock, none of which are issued and outstanding. The rights, preferences and privileges of the Series A Preferred Stock and Series B Stock will be as stated in the Restated Articles and as provided by law.

                          (b)     Common Stock.  A total of 40,000,000
authorized shares of common stock, no par value per share (the "Common Stock"), of which 4,000,000 shares will be issued and outstanding.

                          (c)     Options, Warrants, Reserved Shares.  Except
for: (i) the conversion privileges of the Series A Preferred Stock; (ii) the conversion privileges of the Series B Stock; (iii) the Warrant; (iv) the Series A Preferred Stock Purchase Agreement between the Company and Empire Capital Management ("Empire"); (v) the Empire Investor's Rights Agreement; and (vi) the 2,800,000 shares of Common Stock reserved for issuance pursuant to Company stock option plans or arrangements approved by the Company's Board of Directors, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Apart from the exceptions noted in this Section 3.2(c), no shares of the Company's outstanding capital stock, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person or entity) pursuant to any agreement or commitment of the Company.

                 3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the regulations thereunder, which filing will be effected in accordance with such section.

                 3.7 Litigation. There is no action, suit, proceeding, government inquiry or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. There is no litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the





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Company by reason of the past employment relationships of Govind Kizhepat
("Kizhepat") or Greg Maturi ("Maturi"), the proposed activities of the Company, or negotiations by the Company with possible investors in the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                 3.8 Intellectual Property. To the best of the Company's knowledge, the business conducted or proposed by the Company does not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights of any other person or entity and the Company has not received any communications alleging such infringement or violation. To the best of the Company's knowledge, none of Kizhepat, Maturi or any other employee is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with (i) the performance of Kizhepat's, Maturi's or such employee's duties as an officer, employee or director of the Company, (ii) the use of Kizhepat's, Maturi's or such employee's best efforts to promote the interests of the Company or (iii) the Company's business as conducted or proposed to be conducted. To the best of the Company's knowledge, no other person or entity (including without limitation any prior employer of Kizhepat, Maturi or of any other employee of the Company) has any right to or interest in any inventions, improvements, discoveries or other confidential information utilized by the Company in its business.

                 3.9 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under the Restated Articles or the Bylaws or any mortgage, instrument, judgment, order, writ, decree or contract to which the Company is party or by which it is bound. To the best of the Company's knowledge, neither Kizhepat nor Maturi nor any other employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

                 3.10 Affiliate Transactions. Except for a promissory note in the amount of $500 issued to Govind Kizhepat on August 9, 1996, there are no agreements, understandings or proposed transactions between the Company and any of its shareholders, officers, directors, affiliates or any affiliate or associates thereof (as such terms are defined in the rules and regulations under the Securities Act of 1933, as amended).

                 3.11 Registration Rights. Except as provided in the Internext Investor's Rights Agreement between the Company and the Investor and the Investor's Rights Agreement between the Company and Empire Capital, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.





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         4.      REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.  The Investor
hereby represents and warrants to the Company that the statements in the following paragraphs of this Section 4 are true and correct:

                 4.1 Organization, Good Standing and Qualification. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

                 4.2 Authorization. All corporate action on the part of the Investor, its officers, directors and stockholders, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Investor hereunder and the authorization, issuance and delivery of the Investor Stock has been taken or will be taken prior to the Closing, and this Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as may be limited by
(i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                 4.3      Valid Issuance of Stock.

                          (a)     The Investor Stock, when issued, sold and
delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

                          (b)     Based in part on the representations made by
the Company in Section 5 hereof, the Investor Stock will be issued in full compliance with the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act") and the registration and qualification requirements of the securities laws of the State of California.

         5.      MUTUAL REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS.
For the purposes of this Section 5, each of the Investor and the Company are referred to as a "Party," and collectively, the "Parties." With respect to the Purchased Shares and the Warrant, the Investor hereby represents and warrants to, and agrees with, the Company, and with respect to the Investor Stock, the Company hereby represents and warrants to, and agrees with, the Investor, as follows:

                 5.1 Purchase for Own Account. The Purchased Shares and the Warrant or the Investor Stock, as the case may be, to be purchased by such Party hereunder will be acquired for investment for such Party's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Party has no present intention of selling, granting any participation in, or otherwise





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distributing the same.  If not an individual, such Party also represents that such Party has not been formed for the specific purpose of acquiring Purchased Shares and the Warrant or the Investor Stock, as the case may be.

                 5.2 Disclosure of Information. Such Party has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares or the Investor Stock to be purchased by such the Investor under this Agreement. Such Party further has had an opportunity to ask questions and receive answers from the Company or the Investor, as the case may be, regarding the terms and conditions of the offering of the Purchased Shares or the Common Stock and to obtain additional information (to the extent the Company or the Investor possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Party or to which such Party had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by such Party in Sections 3, 4 or 5, as the case may be.

                 5.3 Investment Experience. Such Party understands that the purchase of the Purchased Shares or the Investor Stock involves substantial risk. Such Party: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Party is able to fend for itself, can bear the economic risk of such Party's investment in the Purchased Shares and has such knowledge and experience in financial or business matters that such Party is capable of evaluating the merits and risks of this investment in the Purchased Shares or the Investor Stock and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company or the Investor, as the case may be, and certain of its officers, directors or controlling persons of a nature and duration that enables such Party to be aware of the character, business acumen and financial circumstances of such persons.

                 5.4 Accredited the Investor Status. Such Party is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

                 5.5 Restricted Securities. Such Party understands that the Purchased Shares or the Investor Stock are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company or the Investor, as the case may be, in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Party represents that such Party is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Party understands that the Company or the Investor, as the case may be, is under no obligation to register any of the securities sold hereunder except as provided in the Internext Investor's Rights Agreement or Section 8 hereof, as the case may be. The Investor understands that no public market now exists for any of the Purchased Shares, the Warrant Shares or the Conversion Shares and that it is uncertain whether a public market will ever exist for the Purchased Shares, the Warrant Shares or the Conversion Shares.





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                 5.6      Further Limitations on Disposition.  Without in any
way limiting the representations set forth above, such Party further agrees not to make any disposition of all or any portion of the Purchased Shares, the Conversion Shares, the Warrant Shares or the Investor Stock unless and until:

                          (a)     there is then in effect a registration
statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                          (b)     (i)      such Party shall have notified the
Company or the Investor, as the case may be, of the proposed disposition and shall have furnished the Company or the Investor, as the case may be, with a statement of the circumstances surrounding the proposed disposition, and (ii) such Party shall have furnished the Company or the Investor, as the case may be, at the expense of such Party or its transferee, with an opinion of counsel, reasonably satisfactory to the Company or the Investor, as the case may be, that such disposition will not require registration of such securities under the 1933 Act.

         Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares, Warrant Shares or Conversion Shares or the Investor Stock in compliance with SEC Rule 144, or (ii) for any transfer of Purchased Shares, Warrant Shares or Conversion Shares or the Investor Stock by a Party that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or shareholder, or (iii) for the transfer by gift, will or intestate succession by any Party to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this
Section 5 (other than Section 5.4) to the same extent as if the transferee were an original Party hereunder.

                 5.7 Legends. It is understood that the certificates evidencing the Purchased Shares, the Conversion Shares, the Warrant Shares and the Investor Stock will bear the legends set forth below:

                          (a)     THE SECURITIES REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY





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PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE
STATE SECURITIES LAWS.

                          (b)     Any legend required by the laws of the State
of California, including any legend required by the California Department of Corporations and Sections 417 and 418 if the California Corporations Code or any other state securities laws, including, with respect to the Purchased Shares, a legend substantially in the form of the following:

         THE SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN CONSENTS OF THE HOLDERS OF THE COMPANY'S PREFERRED STOCK ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY'S ARTICLES OF INCORPORATION. A COPY OF SUCH ARTICLES OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

         The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchase Shares, Warrant Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares, Warrant Shares or Conversion Shares.

         In addition, the legend set forth in (a) above shall be removed by the Investor from any certificate evidencing Investor Stock upon delivery to the Investor of an opinion by counsel, reasonably satisfactory to the Investor, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Investor issued the Investor Stock.

         6. CONDITIONS TO THE INVESTORS' OBLIGATIONS AT CLOSING. The obligations of the Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

                 6.1 Representations and Warranties True. The representations and warranties of the Company contained in Sections 3 and 5 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.





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                 6.2      Restated Articles Effective.  The Restated Articles
shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders and duly filed with and accepted by the Secretary of the State of California.

                 6.3 Certificates and Documents. The Company shall have delivered to counsel to the Investor:

                          (a)     The Restated Articles of Incorporation of the
Company, as amended and in effect prior to the Closing Date, certified by the Secretary of State of California;

                          (b)     Certificates, as of the most recent
practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of California;

                          (c)     Bylaws of the Company, certified by its
Secretary or Assistant Secretary as of the Closing Date; and

                          (d)     Resolutions of the Board of Directors of the
Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby and reserving appropriate numbers of shares of capital stock, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

                 6.4 Board of Directors. Bob Kondamoori shall have been appointed to the Board of Directors.

                 6.5 Internext Investor's Rights Agreement. The Company shall have executed and delivered the Internext Investor's Rights Agreement in the form attached hereto as Exhibit B.

                 6.6 NUKO Voting Agreement. The Company, Govind Kizhepat and Greg Maturi each shall have executed the NUKO Voting Agreement in the form attached hereto as Exhibit C.

                 6.7 Internext Supply Agreement. The Company shall have executed the Internext Supply Agreement in the form attached hereto as Exhibit D.

                 6.8 Shares Tendered. The Company shall have tendered executed certificates for the Purchased Shares.

                 6.9      Warrant.  The Company shall have executed and
                   delivered to the Investor the Warrant.

                 6.10 Securities Exemptions. The offer and sale of the Purchased Shares and the Warrant to the Investor and of the Investor Stock to the Company pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the





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qualifications requirement of the California Corporate Securities Law of 1968
(the "Law") and the registration and/or qualification requirements of all other applicable state securities laws.

         7. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by the Investor:

                 7.1 Representations and Warranties. The representations and warranties of the Investor contained in Sections 4 and 5 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                 7.2 Payment of Consideration. The Investor shall have delivered to the Company the Investor Stock in accordance with the provisions of Section 2.

                 7.3 Restated Articles Effective. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and duly filed with and accepted by the Secretary of the State of California.

                 7.4 Board of Directors. Bob Kondamoori shall have been appointed to the Board of Directors.

                 7.5 Internext Investor's Rights Agreement. The Investor shall have executed and delivered the Internext Investor's Rights Agreement in the form attached hereto as Exhibit B.

                 7.6 NUKO Voting Agreement. The Investor, Govind Kizhepat and Greg Maturi each shall have executed the NUKO Voting Agreement in the form attached hereto as Exhibit C.

                 7.7      Internext Supply Agreement.       The Investor shall
have executed the Internext Supply Agreement in the form attached hereto as Exhibit D.

                 7.8 Minimum Shares Purchased. A minimum of 1,600,000 shares of Series B Stock shall be purchased by the Investor at the Closing under this Agreement for a minimum aggregate purchase price of $1,000,000 payable in the Investor Stock.

                 7.9 Securities Exemptions. The offer and sale of the Purchased Shares and the Warrant to the Investor and of the Investor Stock to the Company pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.



         8.      Additional Provisions Regarding Investor Stock.





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                 8.1      Registration of the Investor Shares.  The Investor
shall as promptly as practicable after the Closing file with the Securities and Exchange Commission (the "Commission") a registration statement on any appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering and sale or other disposition of the shares of Investor Stock to be issued to the Company (the "Registration Statement"). The Investor agrees to cause the Registration Statement to become effective within ninety (90) days after the Closing. The Company agrees to cooperate with and provide assistance to the Investor, as the Investor may reasonably request, in connection with any registration and sale of the shares of Investor Stock.

                          (a)     The Investor agrees that it will (i) prepare
and file with the Commission any amendments or supplements to the Registration Statement or prospectus which may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the offer of the shares of Investor Stock covered by the Registration Statement for a period of four months from the effective date of the Registration Statement; (ii) prepare and promptly file with the Commission and promptly notify the Company of the filing of such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statement therein or omission therefrom if, at any time when a prospectus relating to the shares of Investor Stock is required to be delivered under the Securities Act, any event with respect to the Investor shall have occurred as a result of which any prospectus would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading; (iii) in case the Company is required to deliver a prospectus, prepare promptly such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;
(iv) advise the Company promptly after the Investor receives notice or obtains knowledge of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or amendment thereto or of the initiation or threatening of any proceedings for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (v) use its best efforts to qualify such shares of Investor Stock for sale under the securities or "blue sky" laws of such states within the United States as the Company may reasonably designate, except that the Investor shall not be required in connection therewith or as a condition thereto to qualify to do business in any such state or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject; and (vi) furnish to the Company, as soon as available, copies of any the Registration Statement and each preliminary and final prospectus, or supplement or amendment required to be prepared with respect thereto, all in such quantities as they may from time to time reasonably request.

                          (b)     The Company agrees that, upon receipt of any
notice from the Investor of the happening of any event of the kind described in clause (a)(ii) of this Section 9, they will forthwith discontinue the disposition of the shares of Investor Stock until they have received copies of the supplemented or amended prospectus contemplated by clause (a)(ii), or until the Company is advised in writing by the Investor that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Investor, the Company will deliver to the Investor all copies, other than permanent file copies, then in the Company's possession of the prospectus covering the shares of Investor Stock current at the time of receipt of such notice.

                          (c)     If the Investor takes any action to permit a
public offering or sale or other distribution of such shares of Investor Stock, the Company shall furnish information to the Investor concerning the Company's holdings of securities of the Investor and the proposed method of sale or other disposition of the shares of Investor Stock and such other information and undertakings as shall be required in connection with the preparation and filing of any Registration Statement and any amendments thereto covering all or part of the shares of Investor Stock in order to assist the Investor in complying with the Securities Act and the Exchange Act. The Company further agrees to enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Investor may reasonably request as being necessary to assist the Investor in complying with the federal and state securities laws and the rules or other requirements of the National Association of Securities Dealers, Inc. ("NASD") or otherwise to effectuate the offering.

                          (d)     The Investor shall pay all expenses incurred
in connection with the first registration requested pursuant to this Section
8.1 (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the Company and counsel for the Investor.

                          (e)     Through the date which is two years after the
Closing, provided that the Investor has any securities registered under Section 12 of the Exchange Act, the Investor will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Investor is not required to file such reports, will upon the request of the Company, make publicly available, at the Investor's own cost and expense, other information for a period of up to four months) and will take such further action as the Company may reasonably request, all to the extent required from time to time to enable the Company to sell the shares of Investor Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

                 8.2 Calculation of Value. On the day prior to the filing of the Registration Statement (the "Calculation Date"), the Company and the Investor shall calculate the value of the Investor Stock by multiplying the number of shares of Investor Stock issued to the Company by the Average Closing Price. The "Average Closing Price" shall mean average of the closing sales prices for the Investor's Common Stock as reported in the Wall Street Journal for the ten (10) trading days prior to the Calculation Date. The Company agrees that it will not sell more than ten percent (10%) of the Investor Stock on any one trading day during the ten (10) trading days beginning on the effective date of the Registration Statement in the event that Section 8.3(a) applies or during the five (5) trading days beginning on the effective date of the Registration Statement in the event that Section 8.3(b) applies. "Trading day" shall mean any day on which the Investor's Common Stock is traded for any period on the Nasdaq Stock Market's National Market System, or on the principal securities exchange or other securities market on which the Investor's Common Stock is then being traded.

                 8.3 Post-Closing Adjustment. (a) If the value of the Investor Stock as calculated in accordance with Section 8.2 above (the "Value") is less than $1,000,000, the Investor shall pay to the Company within thirty
(30) days after the effective date of the Registration Statement an amount in cash equal to the amount by which $1,000,000 exceeds the Value; (b) if the Value is greater than $1,000,000, the Company shall pay to the Investor within thirty (30) days after the effective date of the Registration Statement an amount in cash equal to the amount by which the Value exceeds $1,000,000.

                 8.4 Cash Alternative. The Investor, at its sole option, may at any time prior to the effective date of the Registration Statement redeem all of the shares of Investor Stock and terminate its obligations to register such shares by paying to the Company $1,000,000 in cash.

                 8.5 Failure to Achieve Effectiveness. If the Registration Statement is not declared effective by the SEC within ninety (90) days after the Closing (other than by reason of any act or failure to act by the Company), then NUKO shall within thirty (30) days at its sole option (i) redeem the Investor Stock for $1,000,000 in cash; or (ii) make or arrange an interest-free loan to Internext of up to $1,000,000 in aggregate principal amount the ("Loan"), which shall be advanced in increments of up to $250,000 per month until such time as the Registration Statement becomes effective. The Loan will be due and payable upon the sooner of (i) thirty (30) days after the effective date of the Registration Statement or (ii) twelve (12) months after the first advance under the loan.

         9.      MISCELLANEOUS.

                 9.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company, as the case may be.

                 9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                 9.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of law.

                 9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 9.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                 9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party at the address specified on the signature page, or at such other address as any party or the Company may designate by giving ten (10) days advance written notice to all other parties.

                 9.7 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                 9.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares and/or Conversion Shares and/or Warrant Shares and/or the Warrant at the time outstanding, each future holder of such securities, and the Company.

                 9.9 Expenses. The Company and the Investor shall pay their own fees and expenses incurred in entering into this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                 9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                 9.11 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                 9.12 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.



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                                      A-15

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE COMPANY:                                   THE INVESTOR:
------------                                   -------------

INTERNEXT Compression, Inc.,                   NUKO Information Systems, Inc.,
a California corporation                       a Delaware corporation

By: /s/ Govind Kizhepat                        By: /s/ Pratap Kesav Kondamoori
Name: Govind Kizhepat                          Name:  Pratap Kesav Kondamoori
Title: President and CEO                       Title: President and CEO
Address for Notice:                            Address for Notice:

3375 Scott Blvd., Suite 137                    2391 Qume Drive
Santa Clara, CA 95054                          San Jose, California 95131
Attn.:  Govind Kizhepat                        Attn: Pratap Kesav Kondamoori




   [SIGNATURE PAGE TO SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT]






















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